Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER & MID-YEAR 2014 RESULTS

Performance Reflects Reduced Channel Restocking and Lower Manufacturing Utilization

Newport Beach, CA – July 31, 2014 – American Vanguard Corporation (NYSE:AVD) announced financial results for the second quarter and six month period ended June 30, 2014.

Fiscal 2014 Second Quarter Financial Highlights – versus Fiscal 2013 Second Quarter:

•	Net sales of $68.3 million, compared with $86.8 million

•	Net income of $0.1 million, compared with $8.4 million

•	Earnings per diluted share were $0.01, compared with $0.29

Fiscal 2014 First Half Financial Highlights – versus Fiscal 2013 First Half

•	Net sales of $149.4 million, compared with $208.3 million

•	Net income of $2.3 million, compared with $25.3 million

•	Earnings per diluted share were $0.08, compared with $0.88

Note: Complete details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “As we previously reported, surplus inventory of corn products in the agriculture distribution channel resulted in significantly lower re-stocking procurement from manufacturers this season. Additionally, as we indicated, reduced production of these products in our manufacturing facilities has resulted in increased unabsorbed fixed factory costs which have negatively impacted profitability for the quarter and year to date.”

Mr. Wintemute concluded: “We believe that channel inventories have been reduced significantly this spring and that more normal purchasing patterns are likely to resume for the 2015 season which should start later this year and into the pre-planting months of 2015. We are undertaking cost reduction programs to right-size our manufacturing function with the product demand that we are forecasting. We have trimmed our operating expenses and will remain disciplined in our capital expenditures. We look forward to providing additional color on business and financial conditions in our earnings call later today.”

Conference Call

Eric Wintemute, Chairman & CEO and David Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Thursday, July 31, 2014. Interested parties may participate in the call by dialing (201) 493-6744. Please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes as well as the S&P Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser	www.theequitygroup.com
Director of Investor Relations	Lena Cati
(949) 260-1200	(212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	For the three months ended June 30		For the six months ended June 30
	2014	2013	2014	2013
Net sales	$68,313	$86,761	$149,408	$208,298
Cost of sales	42,253	44,695	94,443	112,451

Gross profit	26,060	42,066	54,965	95,847
Operating expenses	25,337	29,169	50,280	56,798

Operating income	723	12,897	4,685	39,049
Interest expense	857	701	1,488	1,248
Less interest capitalized	(13)	(31)	(31)	(225)

(Loss) income before income taxes and loss on equity investment	(121)	12,227	3,228	38,026
Income taxes (benefit) expense	(160)	3,961	856	12,941

Income before loss on equity investment	39	8,266	2,372	25,085
Deduct net loss from equity method investment	(68)	—	(396)	—

Net (loss) income	(29)	8,266	1,976	25,085
Add back net loss attributable to non-controlling interest	174	120	328	216

Net income attributable to American Vanguard Corporation	145	8,386	2,304	25,301

Change in fair value of interest rate swaps	145	174	281	352
Foreign currency translation adjustment	92	(476)	143	(69)

Comprehensive income	$382	$8,084	$2,728	$25,584

Earnings per common share—basic	$.01	$.29	$.08	$.89

Earnings per common share—assuming dilution	$.01	$.29	$.08	$.88

Weighted average shares outstanding—basic	28,408	28,295	28,404	28,280

Weighted average shares outstanding—assuming dilution	28,795	28,886	28,877	28,884

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	June 30, 2014	Dec. 31, 2013
Current assets:
Cash and cash equivalents	$4,189	$6,680
Receivables:
Trade, net of allowance for doubtful accounts of $414 and $392, respectively	73,239	74,060
Other	2,738	892

Total receivables	75,977	74,952
Inventories	175,240	139,830
Prepaid expenses	14,049	11,435
Income taxes receivable	10,230	10,088
Deferred income tax assets	6,521	6,521

Total current assets	286,206	249,506
Property, plant and equipment, net	51,621	52,468
Intangible assets, net of applicable amortization	103,865	107,007
Other assets	37,750	38,462

	$479,442	$447,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$70	$69
Current installments of other liabilities	1,440	2,132
Accounts payable	23,900	40,702
Deferred revenue	1,512	3,788
Accrued program costs	74,359	53,630
Accrued expenses and other payables	5,996	10,178

Total current liabilities	107,277	110,499
Long-term debt, excluding current installments	86,091	51,676
Other liabilities, excluding current installments	3,981	4,143
Deferred income tax liabilities	23,002	23,330

Total liabilities	220,351	189,648

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 31,528,400 shares at June 30, 2014 and 31,092,782 shares at December 31, 2013	3,153	3,109
Additional paid-in capital	63,380	60,160
Accumulated other comprehensive loss	(624)	(1,048)
Retained earnings	201,937	202,470

	267,846	264,691
Less treasury stock, at cost, 2,450,634 shares at June 30, 2014 and 2,380,634 shares at December 31, 2013	(8,269)	(6,738)

American Vanguard Corporation stockholders’ equity	259,577	257,953
Non-controlling interest	(486)	(158)

Total stockholders’ equity	259,091	257,795

	$479,442	$447,443

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Six Months Ended June 30, 2014 and 2013

(Unaudited)

Increase (decrease) in cash	2014	2013
Cash flows from operating activities:
Net income	$1,976	$25,085
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization of fixed and intangible assets	7,996	7,461
Amortization of other long term assets	3,027	1,802
Amortization of discounted liabilities	175	86
Stock-based compensation	1,806	1,747
Tax benefit from exercise of stock options	(262)	(57)
Loss from equity method investment	396	—
Gain on dilution of equity method investment	(256)	—
Changes in assets and liabilities associated with operations:
(Increase) decrease in net receivables	(1,025)	8,513
Increase in inventories	(35,410)	(39,199)
Increase in prepaid expenses and other assets	(5,069)	(9,837)
Decrease (increase) in income tax receivable	120	(1,404)
Decrease in accounts payable	(16,521)	(8,532)
Decrease in deferred revenue	(2,276)	(20,149)
Increase in other payables and accrued expenses	16,264	54,529

Net cash (used in) provided by operating activities	(29,059)	20,045

Cash flows from investing activities:
Capital expenditures	(3,954)	(8,360)
Investment	—	(3,687)

Net cash used in investing activities	(3,954)	(12,047)

Cash flows from financing activities:
Net borrowings under line of credit agreement	34,450	40,750
Payments on long-term debt	—	(46,000)
Payments on other long-term liabilities	(1,109)	(1,238)
Tax benefit from exercise of stock options	262	57
Decrease in other notes payable	—	(6,154)
Repurchases of common stock	(1,531)	—
Payment of cash dividends	(2,836)	(1,976)
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	1,196	527

Net cash provided by (used in) financing activities	30,432	(14,034)

Net decrease in cash and cash equivalents	(2,581)	(6,036)
Cash and cash equivalents at beginning of period	6,680	38,476
Effect of exchange rate changes on cash	90	(26)

Cash and cash equivalents as of the end of the period	$4,189	$32,414